UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2023

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Freedom Boulevard Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(385) 497-6955

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Sales Agreement and At The Market Offering

On August 28, 2023, Sunworks, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. and Northland Securities, Inc. (each an “Agent” and collectively, the “Agents”), pursuant to which the Company may offer and sell from time to time up to an aggregate of $17,600,000 of shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”), through the Agents. On August 28, 2023, the Company filed a prospectus supplement with the SEC that covers an additional sale of Placement Shares to be sold under the Sales Agreement in an aggregate amount of $17,600,000 (the “Prospectus Supplement”).

The Placement Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-252475) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on January 27, 2021 and declared effective by the SEC on February 3, 2021, the base prospectus contained within the Registration Statement, and the Prospectus Supplement.

Sales of the Placement Shares, if any, pursuant to the Sales Agreement, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. The Agents will act as sales agents and will use commercially reasonable efforts to sell on the Company’s behalf all of the Placement Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and the Company.

The Company has no obligation to sell any of the Placement Shares under the Sales Agreement, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Company intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, sales and marketing activities, product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs.

The Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.

Under the terms of the Sales Agreement, the Company will pay the Agents a commission equal to up to 3.0% of the gross proceeds from sales of Placement Shares sold through them under the Sales Agreement as sales agents and up to 6.0% of the gross proceeds of Placement Shares sold to the Agents as principals. In addition, the Company has agreed to pay certain expenses incurred by the Agents in connection with the offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the material terms of the Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, has issued an opinion to the Company, dated August 28, 2023, regarding the validity of the Placement Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the foregoing, the Company delivered written notice (the “Termination Notice”) to Roth Capital Partners, LLC that it is terminating the Sales Agreement entered into between the Company and Roth Capital Partners, LLC dated June 8, 2022 (the “Prior Sales Agreement”). In connection with the Prior Sales Agreement, the Company filed a prospectus supplement with the SEC that covered the sale of At The Market placement shares to be sold under the Prior Sales Agreement in an aggregate amount of $26,800,000 (the “Prior Program”). Upon termination of the Prior Sales Agreement, the Company will not make any additional offers or sales of placement shares pursuant to the Prior Sales Agreement. Accordingly, the Prior Program has been terminated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

1.1	At Market Issuance Sales Agreement
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: August 28, 2023	By:	/s/ Gaylon Morris
Gaylon Morris
Chief Executive Officer